PURCHASE AND SALE AGREEMENT
(Greenhouse)

THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into this 4th day of March, 2022 (the "Effective Date"), by and between O'NEILL VENTURES, INC., a Nebraska corporation (the "Seller"), and PW MillPro NE LLC (the "Buyer").

WITNESSETH:

In consideration of the mutual covenants and agreements herein set forth, Seller hereby agrees to sell and Buyer hereby agrees to purchase:

(a) The four (4) parcels of real property located in Holt County, Nebraska, legally described on Exhibit "A" attached hereto and incorporated herein by reference (collectively, the "Land"); and

(b) All real property improvements located upon the Land, including, but not limited to: (i) the buildings on the Land; and (ii) all structures affixed to the Land, (collectively, the "Improvements")

The above items (a) through (b) are hereinafter collectively referred to as the "Property". The Property expressly excludes any and all personal property, including, but not limited to, furniture, fixtures, equipment and crops, which is being transferred to an affiliate of Buyer subject to and in accordance with a separate Asset Purchase Agreement (collectively, the "FF&E").

1. Purchase Price and Method of Payment. The purchase price for the Property shall be NINE MILLION FIFTY THOUSAND AND NO/100 DOLLARS ($9,050,000.00) (the "Purchase Price") and shall be paid at Closing by wire transfer of immediately available funds to Seller, subject to prorations, adjustments and credits as specified in this Agreement. The Purchase Price shall be allocated at Closing as follows: (i) $9,000,000.00 to Parcels 1, 2 and 3 as set forth on Exhibit "A," and ii) $50,000.00 to Parcel 4 as set forth on Exhibit "A."

2. Earnest Money. On or before the second (2nd) Business Day after the Effective Date, Buyer shall deposit in escrow with Title Company (defined below) ("Escrow Agent") the sum of FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($400,000.00) as earnest money (the "Earnest Money"). If Buyer delivers the Notice to Continue (defined below), then upon the expiration of the Inspection Period, the Earnest Money shall be (i) deemed non-refundable except in the event of a termination of this Agreement under Section 15(b) by reason of an uncured Seller default, or as otherwise expressly set forth in this Agreement, and (ii) applied to and credited toward the Purchase Price at Closing, or paid to Seller as liquidated damages as hereinafter provided, all as more fully set forth within this Agreement. Escrow Agent shall place the Earnest Money, or portions thereof received, in a trust account and hold and disburse the same in accordance with this Agreement.

3. Due Diligence Materials. Seller has previously delivered or made available to Buyer copies of due diligence materials related to the Property (the "Seller's DD Materials"). Buyer acknowledges receipt of Seller's DD Materials and that Seller's DD Materials were delivered or made available in their "AS IS" condition and are subject to all faults and defects and without any expressed, implied or statutory warranties or representations of any kind, and Seller hereby disclaims any and all such representations and warranties.

4. Inspection by Buyer.

(a) Inspection Period. Buyer shall be entitled to a period through and including 5:00 pm eastern time on the date which is sixty (60) days after the Effective Date within which to test, inspect, investigate, and examine the Property, in order to determine whether or not the Property is acceptable (economically, physically, and otherwise) to Buyer in its sole discretion. Buyer shall have the unilateral right,

in Buyer's sole discretion, to elect to proceed with this Agreement at any time on or before the expiration of the Inspection Period, by delivering written notice thereof to Seller ("Notice to Continue"). In the event Buyer does not deliver a Notice to Continue to Seller on or before the expiration of the Inspection Period, this Agreement shall automatically terminate on and as of the expiration of the Inspection Period and the parties shall have no further rights, duties or obligations under this Contract, except as otherwise expressly provided herein, and Escrow Agent shall immediately return the Earnest Money held in escrow to Buyer.

(b) Inspections. During the Inspection Period and continuing through the term of this Agreement, Buyer, and Buyer's agents, employees, designees, contractors, surveyors, engineers, architects, attorneys and other consultants (collectively, "Agents"), shall have the right, at Buyer's expense, to (i) make inquiries of, and meet with members of, governmental authorities regarding the Property and to enter upon the Property to perform any and all non-invasive and non-destructive physical tests, inspections and investigations of the Property which Buyer may deem necessary, and (ii) under the supervision of Buyer's head-grower prepare for growing operations (such preparation shall relate to typical and customary preparations for growing operations and shall expressly not include any construction or material physical alteration or modification of the Property or the FF&E) (collectively, the "Investigations and Growing Preparations"). Buyer shall coordinate with Seller prior to Buyer's or its Agents' entry on the Property, and Buyer and its Agents shall comply with all reasonable rules imposed by Seller with respect to Buyer's and its Agents' entry. Seller shall have the right to accompany Buyer and its Agents (or have its agent or representative accompany Buyer and its Agents) during any entry and inspection of the Property. If this Agreement is terminated prior to Closing other than as a result of a Seller default, Buyer shall restore any damage to the Property caused by Buyer or its Agents to substantially its condition immediately prior to the damage caused by Buyer's Investigations and Growing Preparations. Buyer hereby agrees to indemnify and hold Seller harmless from and against all claims, losses, expenses, demands and liabilities, for nonpayment for services rendered to Buyer (including, without limitation, any construction liens resulting therefrom) or for damage to persons or property (subject to the limitation on practicability provided above) arising out of Buyer's Investigations and Growing Preparations. Notwithstanding the foregoing to the contrary, the foregoing repair, indemnity and hold harmless obligations do not apply to (a) any damage, loss, liability cost or expense to the extent arising from or related to the acts or omissions of Seller, or Seller's agents, consultants, invitees or representatives, (b) any diminution in value in the Property or surrounding lands arising from or relating to matters discovered by Buyer or its Agents during the investigations, (c) any latent defects in the Property or surrounding lands discovered by Buyer or its Agents, or (d) the release or spread of any Hazardous Materials (defined below) which are discovered (but not deposited) on or under the Property or surrounding lands by Buyer or its Agents. Buyer's obligations under this Section (subject to the limitations hereof) shall survive the termination, expiration or Closing of this Agreement. Buyer shall ensure that Buyer's Agents physically accessing the Land and Improvements relative to such Investigations and Growing Preparations first procure and maintain liability insurance relative to such Investigations and Growing Preparations covering such risks, in such amounts, and drawn upon such insurers, as shall be commercially reasonably acceptable to Seller, such insurance naming Seller as additional insured, and Buyer shall cause any and all such Agents to obtain, and provide to and at all times during the term of this Agreement maintain with Seller, current certificates and endorsements confirming such insurance.

5. **AS-IS**. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE DEED OR OTHER CLOSING DOCUMENTS DELIVERED BY SELLER AT CLOSING, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, EITHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY

LAWS, RULES, ORDINANCES, OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, SUITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, (H) COMPLIANCE WITH ANY ENVIRONMENTAL LAWS OR PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS, (H) THE SELLER'S DD MATERIALS, OR (I) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. ADDITIONALLY, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE DEED OR OTHER CLOSING DOCUMENTS DELIVERED BY SELLER AT CLOSING, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY BUYER'S EXECUTION OF THIS AGREEMENT, BUYER ACKNOWLEDGES THAT NO PERSON HAS MADE ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE PROPERTY OR THE TRANSACTION CONTEMPLATED HEREIN. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE DEED OR OTHER CLOSING DOCUMENTS DELIVERED BY SELLER AT CLOSING, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, (I) BUYER IS RELYING ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, AND (II) AGREES TO ACCEPT THE PROPERTY AT THE CLOSING AND WAIVE AND RELEASE ALL OBJECTIONS, SUITS, CAUSES OF ACTION, DAMAGES, LIABILITIES, LOSSES, DEMANDS, PROCEEDINGS, EXPENSES AND CLAIMS AGAINST SELLER ARISING FROM OR RELATED TO THE PROPERTY. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE DEED OR OTHER CLOSING DOCUMENTS DELIVERED BY SELLER AT CLOSING, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS, WHERE IS" CONDITION AND BASIS WITH ALL FAULTS.

6. **Title Commitment.**

(a) Title to be Conveyed. At Closing, Seller shall convey to Buyer, by the Deed (as hereinafter defined), good, marketable and insurable title in fee simple to the Land, free and clear of any and all liens, encumbrances, conditions, easements, assessments, restrictions and other conditions except only the following (collectively, the "Permitted Exceptions"): (a) general real estate taxes and special assessments for the year of Closing and subsequent years that are not yet due and payable; (b) matters arising by, through or under Buyer or its Agents; (c) covenants, conditions, easements, dedications, rights-of-way and matters of record included on the Title Commitment or shown on the Survey (defined below) to which Buyer fails to object, or which Buyer agrees to accept (or is deemed to have accepted), as provided herein. The Title Company (defined below) shall also be the closing agent ("Closing Agent") under this Agreement.

(b) Title Review. Within the first ten (10) days of the Inspection Period, Seller shall obtain from First American Title Insurance Company ("Title Company"), and deliver to Buyer, an ALTA Owner's Title Insurance Commitment from the Title Company ("Title Commitment") covering the Land and proposing to insure Buyer in the amount of the Purchase Price, together with copies of all instruments identified therein as requirements, conditions or exceptions in Schedule BI and BII of the Title Commitment. Seller and Buyer shall each be responsible for paying one-half (1/2) the statutorily promulgated title insurance premium for an owner's title insurance policy at Closing and one-half (1/2) search fees and Title Commitment costs. Buyer shall, no later than the later of a) ten (10) days after receipt of the Title Commitment or b) ten (10) days from the Effective Date, notify Seller in writing of any objections Buyer has to the condition of title set forth in the Title Commitment (provided, however, that Buyer may reserve the right to object to matters of title to be reflected on the Survey and object to the same subject to and in accordance with Section 7 below). If Buyer fails to notify Seller in writing of objections to title within the aforesaid review period, title as set forth in the Title Commitment shall be deemed accepted subject to the conditions set forth in the Title Commitment. Within five (5) Business Days after receipt of Buyer's title objections, Seller shall notify Buyer in writing if

Seller agrees to attempt to cure such objections to Buyer's satisfaction. The decision to cure any title objections shall be in the sole discretion of Seller.

If Seller agrees to attempt to cure such objections, Seller shall have until the expiration of the Inspection Period to cure or terminate any such defects or objections. If Seller: (i) fails to respond to Buyer's written title objections within the required time period set forth above; or (ii) declines to attempt to cure the title objections; or (iii) agrees to attempt to cure the title objections but fails to do so within the aforesaid period, Buyer shall notify Seller in writing, prior to expiration of the Inspection Period, of Buyer's election either to: (a) waive Buyer's objections to title (unless Seller has agree to cure on or before Closing, in which case Seller shall cure on or before Closing), and continue to proceed to Closing in accordance with and subject to this Agreement; (b) terminate this Agreement, in which case the Earnest Money shall be disbursed to Buyer and the parties shall have no further rights, duties or obligations under this Agreement, except for those expressly provided herein to survive the termination of this Agreement. If Buyer fails to make an election within the aforesaid applicable period, Buyer shall be deemed to have elected to proceed under item (a).

Prior to Closing, Seller shall cause the Title Company to issue an updated Title Commitment ("Title Update") covering the Land. If any Title Update contains any conditions, requirements or exceptions which are not Permitted Exceptions and did not appear in the Title Commitment, and such items have not been approved or waived by Buyer in accordance with this Agreement, Buyer shall have the right to object to such new or different conditions in writing prior to Closing. All rights and obligations of the parties with respect to objections arising from the Title Update shall be the same as objections to items appearing in the Title Commitment, subject to the provisions of this Section.

7. **Survey**. Seller has ordered a ALTA survey of the Land (the "Survey") and shall deliver the Survey to Buyer on or before the date that is fifty (50) days after the Effective Date. Buyer shall deliver to Seller a written statement of any survey objections to Seller (the "Survey Objection Notice") no later than the later of a) ten (10) days after receipt of the Survey or b) ten (10) days after the Effective Date, failing which Buyer shall be deemed to have accepted all matters of survey or which would be shown by a survey of the Property and the same shall be Permitted Exceptions. Within five (5) Business Days after receipt of the Survey Objection Notice, Seller shall notify Buyer as to which objections Seller elects, if any, to cure prior to Closing. If Seller does not respond to the Survey Objection Notice within such five (5) Business Day period, then Seller shall be deemed to have elected to not cure survey objections. Buyer will then be permitted to accept the objection matters or cancel this Agreement as permitted during the Inspection Period.

8. **Closing.** The closing of the purchase and sale of the Property (the "Closing") shall take place on or before the forty-fifth (45th) day after the expiration of the Inspection Period (the "Closing Date"). The Closing shall be held in the office of Closing Agent; provided, however, Closing may be accomplished by "mail away" and neither party shall have any obligation to physically attend Closing. Notwithstanding anything in this Agreement to the contrary, the transaction set forth in this Agreement is a cash transaction and is not contingent on Buyer obtaining financing. Buyer may, at Buyer's discretion, extend the Closing Date for a maximum of one (1) period of up to thirty (30) days (the "Closing Extension") by, at least ten (10) days prior to the original Closing Date, Buyer delivering written notice to Seller of Buyer's election to exercise its Closing Extension right.

9. **Closing Costs, Credits and Prorations.**

(a) At Closing, Seller shall pay: (i) the deed transfer taxes on the Deed from Seller to Buyer, (ii) the cost of curing any title or survey objections which Seller has agreed to cure pursuant to Sections 6 and 7 above; (iii) recording costs for any and all title curative documents agreed to by Seller; (iv) one-half (1/2) of the title examination costs, municipal lien search and cost of the title insurance premium for the owner title insurance policy; (v) one-half (1/2) of any settlement fees charged by Closing Agent; and (vi) the cost of obtaining the Survey. Buyer shall pay: (a) any costs incurred in connection with Buyer's financing of the Property (if applicable), (b) all expenses incurred by Buyer in connection with its inspection of the

Property; (c) one-half (1/2) of the title examination costs, municipal lien search and cost of the title insurance premium for the owner title insurance policy; (d) the cost of the lender's title insurance policy and endorsements thereto, and any owner's policy endorsements; (e) one-half (1/2) of any escrow fees charged by Closing Agent; and (f) recording costs of any and all conveyance documents. Each party shall pay its respective attorneys' fees.

(b) Utilities for the Property shall be prorated as of the Closing Date (or post-Closing if otherwise agreed by Buyer and Seller). Buyer shall be responsible for all utilities for the Property after the Closing Date.

(c) All real property ad valorem taxes, special taxes, and assessments for the Property for the current year shall be prorated as of the Closing Date based upon the most recently available property assessment. If the Closing shall occur before the tax rate is fixed for the then current year, the apportionment of taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation, with the proration to be adjusted between the parties based on actual taxes for the year in which Closing occurs at the time after the Closing such actual taxes are determined (provided that demand for proration must be made, if at all by December 31st immediately following the Closing Date), and such obligation will survive the Closing hereunder.

10. <u>Closing Documents</u>. At Closing, each party shall execute and deliver all reasonable and customary documents necessary to effect and complete the Closing (collectively, the "<u>Closing Documents</u>"), in form and substance reasonably acceptable to Seller, Buyer and Title Company.

(a) Seller shall deliver or cause to be delivered to the Title Company, at Seller's cost and expense, each of the following items:

(A) A Warranty Deed (the "<u>Deed</u>") to the Property, duly executed and acknowledged, conveying the Land and Improvements which are real estate to Buyer, subject only to the Permitted Exceptions;

(B) Non-foreign status affidavit or the Closing Agent shall withhold the appropriate withholding and cause the same to be remitted to the IRS;

(C) A Closing Statement signed by Seller;

(D) A Seller's Closing Affidavit in form and content acceptable to the Title Company;

(b) Contemporaneously with the performance by Seller of its obligations set forth in this Section 10, Buyer shall do the following at the Closing:

(i) Pay to Seller (or cause the Closing Agent to pay to Seller) the Purchase Price in immediately available federal funds.

(ii) Execute and deliver a counterpart signature page to the Closing Statement.

(iii) Execute and deliver such other documents as the Title Company may reasonably require in connection with the Closing.

11. <u>Assignment</u>. Buyer may not assign this Agreement without Seller's prior written consent, which may be granted, withheld, conditioned or delayed in Seller's sole discretion. The foregoing notwithstanding, Buyer shall have the right to assign this Agreement, without Seller's consent, to an entity controlling, controlled by, or under common control with, the Buyer named herein as long as Buyer provides Seller and Closing Agent with the name and organizational documents for such assignee and all members thereof at least five (5) Business Days in

advance of the Closing Date. In the event of assignment of this Agreement by Buyer, both Buyer and any assignee shall be jointly and severally liable to Seller for all covenants, agreements, duties and obligations of Buyer under this Agreement, whether arising before or after such assignment, or before or after Closing.

12. <u>Seller's Representations</u>. Seller represents the following to Buyer:

(a) The execution, delivery, and performance of this Agreement, in accordance with its terms, do not violate the partnership agreement, corporate charter, by-laws, certificate or articles of incorporation, certificate or articles of organization, trust agreement or operating agreement, if any, of Seller, or any contract, agreement, commitment, order, judgment or decree to which Seller is a party or by which Seller is bound;

(b) Seller has the right, power, and authority to make and perform its obligations under this Agreement.

(c) This Agreement is a valid and binding obligation of Seller enforceable in accordance with its terms.

The foregoing representations are true, correct and complete, as of the Effective Date, and shall be true and correct and deemed to have been reaffirmed and restated by Seller as of the Closing Date, provided however that should the status of any representation then the same shall be disclosed to Buyer and Buyer shall have the right to accept such change without any adjustment against the Purchase Price and Close the transaction or terminate this Agreement if the change is of a material nature as reasonably determined by Buyer, upon which Buyer shall be entitled to a full refund of all Earnest Money.

Seller's representations as set forth in this Section 12 shall survive Closing for a period of six months (6) months.

13. <u>Buyer's Representations</u>. Buyer represents the following to Seller:

(a) The execution, delivery, and performance of this Agreement, in accordance with its terms, do not violate the partnership agreement, corporate charter, by-laws, certificate or articles of incorporation, certificate or articles of organization, trust agreement or operating agreement, if any, of Buyer, or any contract, agreement, commitment, order, judgment or decree to which Buyer is a party or by which Buyer is bound.

(b) Buyer has the right, power, and authority to make and perform its obligations under this agreement.

(c) This Agreement is a valid and binding obligation of Buyer enforceable in accordance with its terms.

The foregoing representations are true, correct, and complete, as of the Effective Date, and shall be true and correct and deemed to have been reaffirmed and restated by Buyer as of the Closing Date, shall survive the Closing for a period of six months (6) months.

14. <u>Casualty and Condemnation.</u>

(a) If the Property, or any portion thereof, is damaged or destroyed by fire or other casualty prior to Closing, then Seller shall promptly notify Buyer and if the cost to cure such damage or destruction is in excess of $500,000.00 (the "<u>Damage Threshold</u>") as estimated by Seller's insurance adjuster, then Buyer may (provided that such damage was not caused by Buyer or any Agent of Buyer) terminate this Agreement by delivery to Seller of written notice of such election to terminate on or before the tenth (10th) Business Day following the

date on which Buyer receives from Seller written notice of such damage or destruction including the estimated damage, whereupon this Agreement shall terminate the Earnest Money shall be returned to Buyer and neither party shall have any further obligation or liability hereunder except for those that are expressly provided herein to survive the termination of this Agreement. In the event (a) Buyer does not elect to terminate the Agreement pursuant to the foregoing sentence (or Buyer is not entitled to terminate this Agreement pursuant to the foregoing sentence), or (b) the damage or destruction is below the Damage Threshold, then Buyer shall be assigned all rights of Seller as to its insurance and collect at Closing.

(b) If, at any time prior to Closing, any action or proceeding is filed or overtly threatened in writing, under which the Property, or any portion thereof, may be taken pursuant to any law, ordinance or regulation or by condemnation or the right of eminent domain, then Seller shall promptly notify Buyer and Buyer shall have the option to terminate this Agreement by delivery to Seller of written notice of such election to terminate, exercised by delivery to Seller of written notice of such election on or before the tenth (10th) Business Day following the date on which Buyer receives from Seller written notice that such suit has been filed or is threatened, whereupon this Agreement shall terminate and the Earnest Money shall be returned to Buyer and neither party shall have any further obligation or liability hereunder except for those that are expressly provided herein to survive the termination of this Agreement. In the event Buyer does not elect to terminate the Agreement as aforesaid, then this Agreement shall remain in full force and effect, the Purchase Price for the Property shall remain unchanged, and Seller, at Closing, shall transfer and assign to Buyer all of Seller's right, title and interest in and to any net proceeds actually received when, as and if received by Seller by reason of such taking (or sale in lieu thereof) and shall convey the Property to Buyer subject to such condemnation..

15. Remedies upon Default.

(a) Buyer's Default. In the event that Buyer shall fail to fully and timely perform any of its obligations or covenants hereunder or if any of Buyer's representations or warranties are untrue or inaccurate in any material respect, then, notwithstanding anything to the contrary contained in this Agreement, Seller may elect to terminate this Agreement by delivering written notice of termination to Buyer whereupon this Agreement shall terminate and the Earnest Money actually then being held by Escrow Agent shall be paid by Escrow Agent to Seller as agreed liquidated damages and, thereafter, neither Buyer nor Seller shall have any further obligation or liabilities under this Agreement, except for those expressly provided to survive the termination of this Agreement. Buyer and Seller acknowledge that if Buyer defaults, Seller will suffer damages in an amount which cannot be ascertained with reasonable certainty on the Effective Date and that the amount of the Earnest Money being held by Escrow Agent most closely approximates the amount necessary to compensate Seller. Buyer and Seller agree that this is a bona fide liquidated damages provision and not a penalty or forfeiture provision.

(b) Seller's Default. In the event that Seller shall fail to fully and timely perform any of its obligations or covenants hereunder or if any of Seller's representations or warranties are untrue or inaccurate in any material respect, then, notwithstanding anything to the contrary contained in this Agreement, Buyer may, at its option: (1) declare Seller's default under this Agreement by notice delivered to Seller, in which event Buyer may (a) continue to the Closing and waive its rights with respect to Seller's default; or (b) terminate this Agreement and demand that the Earnest Money be disbursed to Buyer; or (2) enforce specific performance of this Agreement.

(c) Notice of Default. Prior to declaring a default and exercising the remedies described herein, the non-defaulting Party shall issue a notice of default to the defaulting Party describing the event or condition of default in sufficient detail to enable a reasonable person to determine the action necessary to cure the default. The defaulting Party shall have fifteen (15) days from delivery of the notice during which to cure the default, provided, however, that, as to a failure to close, the cure period shall only be two (2) Business Days from the delivery of notice and that no such notice or opportunity to cure shall interfere with Buyer's right to an extension of the Inspection Period or Closing Date as otherwise provided in this Agreement. If the

default has not been cured within the aforesaid period, the non-defaulting Party may exercise the remedies described above.

(d) Except as otherwise expressly provided in this Agreement, in no event shall Buyer or Seller be entitled to, and both parties hereby waive, any claims for punitive, speculative or consequential damages, in connection with or arising out of this Agreement.

(e) Survival. The provisions of this Section 15 shall survive the termination of this Agreement.

16. Brokers' Commission and Disclosure. Buyer and Seller represent and warrant to each other that the only real estate brokers involved in this transaction are Pacific Realty Commercial, LLC d/b/a Colliers ("Broker"). At Closing, Seller shall pay a real estate brokerage commission to Broker pursuant to a separate written agreement. Seller and Buyer shall indemnify and hold harmless the other from and against any other claim for any real estate sales commission, finder's fee, consulting fee, or other compensation in connection with the sale contemplated hereby and arising out of any act or agreement of such party. The indemnity obligations set forth above in this section shall survive both the Closing of the sale contemplated hereby and any termination of this Agreement.

17. Notices. Any notice or other communication permitted or required to be given hereunder by one party (or its attorney) to the other shall be in writing and shall be (i) hand delivered, (ii) mailed by registered or certified United States Mail, postage prepaid, return receipt requested, (iii) delivered by overnight courier service, or (iv) email (if provided) to the party entitled or required to receive the same, at the address specified below or at such other address as may hereafter be designated in writing by any such party, and any notice or other communication given by either party to the other shall be deemed to have been sufficiently given for all purposes when made by personal delivery, upon actual delivery by registered or certified U.S. mail or overnight courier, or upon transmittal by email evidenced by electronic confirmation delivery, to wit:

If to Seller: O'Neill Ventures, Inc. c/o Lipman Family Farms 315 New Market Road East Immokalee, Florida 34142 Attn: Drew Yurko, CFO Email: Drew.Yurko@lipmanfamilyfarms.com	**Copy to:** Baker & Hostetler LLP 200 South Orange Avenue Suite 2300 Orlando, FL 32801 Attn: David L. Evans, Jr. Esq. Email: devans@bakerlaw.com

If to Buyer: PW MillPro NE LLC c/o Power REIT 301 Winding Road Old Bethpage, NY 11804 Attn: David H. Lesser Email: david@dlesser.com	**Copy to:** Croker Huck Law Firm 2120 S 72nd Street Suite 1200 Omaha, NE 68124 Attn: Robert M. Gonderinger Email: rgonderinger@crokerlaw.com
	Escrow Agent/Closing Agent: First American Title Insurance Company 420 S. Orange Avenue Suite 250 Orlando, Florida 32801 Attn: Rachael Yenque Email: ryenque@firstam.com

18. Escrow Agent. Escrow Agent shall not be required to execute this Agreement. By accepting the Earnest Money, or any portion thereof, Escrow Agent agrees that Escrow Agent will hold and disburse the Earnest Money received by Escrow Agent in escrow pursuant to the provisions of this Agreement. Buyer and Seller hereby authorize the holding and disbursement of the Earnest Money by the Escrow Agent in accordance with the terms and provisions set forth in this Agreement. If, however, in the sole discretion of the Escrow Agent some doubt exists as to when, whom or under what circumstances such Earnest Money shall be disbursed hereunder, and the parties hereto are unable after ten (10) days' prior written notice thereof from Escrow Agent, to agree and direct Escrow Agent, in writing, as to when, whom or under what circumstances Escrow Agent shall disburse the same, Escrow Agent shall be entitled to interplead said Earnest Money into the court of the county in which the Land is located, without further liability or responsibility on its part. Costs, expenses, and attorneys' fees incurred by Escrow Agent in connection with any such interpleader may be deducted by Escrow Agent from the amount of the Earnest Money prior to its deposit into the registry of such court. In any event, however, all parties agree that Escrow Agent shall have no liability or any further responsibility to any party or person whomsoever for any disbursement of the Earnest Money made by Escrow Agent in good faith unless such disbursement shall constitute a willful breach of the duties and obligations of Escrow Agent under this Agreement or gross negligence on the part of Escrow Agent.

19. Miscellaneous.

(a) Time is of the essence of this Agreement.

(b) This Agreement shall be binding upon and shall inure to the benefit of Seller and Buyer, their respective successors, legal representatives, heirs and permitted assigns.

(c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall, together, constitute one and the same instrument. For purposes of executing this Agreement, a document signed and transmitted by electronic signature, facsimile or telecopier or email of a .pdf shall be deemed to be and be treated as an original document for all purposes, and shall be considered to have the same binding legal effect as an original signature or original document.

(d) This Agreement contains the entire agreement of the parties hereto concerning the subject matter hereof, and no representations, inducements, promises or agreements, oral or otherwise, not expressly set forth herein shall be of any force or effect. This Agreement may not be modified except by written modification executed by all parties hereto and described as such. No series of text messages, email correspondence, social media messaging, verbal discussions or course of dealing can serve to waive or modify any provision of this Agreement. No presumption shall be created in favor of or against Seller or Buyer with respect to the interpretation of any term or provision of this Agreement due to the fact that this Agreement or any portion thereof was prepared by or on behalf of one of said parties.

(e) All titles or captions of the sections or paragraphs set forth in this Agreement are inserted for convenience and reference only and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

(f) In the event any date on which a party is required to act or give notice falls on a Saturday, Sunday, or legal holiday, then the deadline for such performance or notice shall be deemed to be the next Business Day. "Business Day" means any Monday through Friday, but shall exclude holidays on which the majority of banks in Holt County, Nebraska are closed for business.

(g) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Any signatures transmitted electronically (i.e., by fax or email) shall be deemed valid and binding upon receipt.

(h) In case any one or more provisions contained in this Agreement shall, for any reason, be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

(i) This Agreement, and all matters (whether in contract, tort, or otherwise) arising out of or relating to this Agreement, shall exclusively be governed by and construed in accordance with the laws of the State of Nebraska without regard to conflict of law principles thereof, and shall bind, and the benefits and advantages shall inure to and be enforceable by the Buyer and Seller as well as their respective successors and assigns. All actions arising out of or relating to this Agreement or the relationship among the parties contemplated by this Agreement shall be heard and determined exclusively in any federal or state court sitting in or for Holt County, Nebraska. Consistent with the preceding sentence, the parties (a) submit to the exclusive jurisdiction of any federal or state court sitting in or for Holt County, Nebraska for the purpose of any action arising out of or relating to this Agreement brought by any party and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts. The parties agree to accept service of process outside the State of Nebraska in any matter submitted to any such court pursuant hereto.

If it shall be necessary for either party to this Agreement to bring suit to enforce or interpret any provisions hereof or for damages on account of any breach of this Agreement, the substantially prevailing party on any issue in any such litigation and any appeals therefrom shall be entitled to recover from the other party, in addition to any damages or other relief granted as a result of such litigation, all costs and expenses of such litigation and a reasonable attorneys' fee as fixed by the court. If any provision hereof is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof.

(j) EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

20. **Contingencies.** Notwithstanding any other terms or conditions of this Agreement to the contrary, Seller and Buyer agree that this Agreement is part of a larger transaction and that, in connection with the same, the obligation of each of Seller and Buyer to close the transaction under this Agreement is subject to this Agreement closing simultaneously with:

(a) the consummation of closing under that certain Purchase and Sale Agreement by and between Seller and Buyer dated on or about the date hereof for certain property generally located at 414 E HWY 20, O'Neill, Nebraska (the "Motel PSA");

(b) the consummation of closing under that certain Asset Purchase Agreement by and between Seller and Millennium Produce of Nebraska, LLC, dated on or about the date hereof for certain personal property located at the Property (the "FFE APA");

(c) the consummation of closing of a Three Million Dollar ($3,000,000.00) loan from Six L's Packing Company, Inc., as lender, and Millennium Produce of Nebraska, LLC, as borrower, in a form mutually acceptable to such parties (the "Loan"); and

In addition to the above contingencies, Buyer's obligations under this Agreement are contingent upon receipt from Seller of Phase I environmental report on the Property addressed to Buyer that shows no further investigation required.

In the event any of the foregoing conditions are not satisfied, for any reason or no reason at all, on or before the Closing Date under this Agreement, the Closing Date under this Agreement shall be extended but, each of Buyer and Seller, respectively, shall thereafter have the right to terminate this Agreement by delivery of written notice of termination of this Agreement to the other party and, upon the giving of such written notice (i) this Agreement shall therewith terminate and Buyer and Seller will have no further rights, duties or obligations under this Agreement except as otherwise expressly provided herein, and (ii) unless Seller is entitled to the Deposit under Section 15(a) of this Agreement (in which case the Deposit will be released from escrow and paid to Seller), the Deposit will be released from escrow and refunded to Buyer.

Additionally, in the event either of the Motel PSA and/or FFE APA are terminated on or before the Closing under this Agreement, (i) this Agreement shall automatically therewith terminate and Buyer and Seller will have no further rights, duties or obligations under this Agreement except as otherwise expressly provided herein, and (ii) unless Seller is entitled to the Deposit under Section 15(a) of this Agreement (in which case the

Deposit will be released from escrow and paid to Seller), the Deposit will be released from escrow and refunded to Buyer.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed under seal the day and year written below.

SELLER

O'NEILL VENTURES, INC.
a Nebraska corporation

By: [signature]
Print Name: Drew Yurko
Print Title: CFO
Date: March 04, 2022

BUYER

PW MillPro NE LLC,

By: ______________________
Print Name: David H. Lesser
Print Title: Manager
Date: ______________________, 2022

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed under seal the day and year written below.

SELLER

O'NEILL VENTURES, INC.
a Nebraska corporation

By: ______________________________
Print Name: ______________________
Print Title: ______________________
Date: ________________________, 2022

BUYER

PW MillPro NE LLC,

By: ______________________________
Print Name: David H. Lesser
Print Title: Manager
Date: March 4., 2022

4892-8587-1370.5

EXHIBIT "A"
LEGAL DESCRIPTION

Parcel 1 (generally referenced as Tax Parcel No. 450025005):

A Tract of land located in part of the South half of the Northeast quarter of Section 24, Township 29 North, Range 12, West of the 6th P.M., Holt County, Nebraska, described as follows:
Beginning at the East quarter corner of said section; thence North 89 degrees 56 minutes 56 seconds West (an assumed bearing, with all other bearings shown hereon relative thereto), along the South line of said Northeast quarter, a distance of 2626.40 feet; thence north 00 degrees 03 minutes 04 seconds East perpendicular to said South line a distance of 830.00 feet; thence south 89 degrees 56 minutes 56 seconds East, parallel with said South line a distance 2626.40 feet; thence South 00 degrees 03 minutes 04 seconds West perpendicular to said South line a distance of 830.00 feet to the point of beginning.
Except a tract of land located in part of the South Half of the Northeast quarter of Section 24, Township 29 North, Range 12, West of the 6th P.M., Holt County, Nebraska, described as follows:
Commencing at the Southeast corner of said Northeast quarter; thence South 89 degrees 09 minutes 54 seconds West (assumed bearing) on the South line of said Northeast quarter, a distance of 102.35 feet to the West right of way line of us highway #281; thence South 89 degrees 09 minutes 54 seconds west continuing on said South line of the Northeast quarter, a distance of 65.00 feet to the true point of beginning; thence North 00 degrees 54 minutes 08 seconds west parallel with said west right of way line, a distance of 210.00 feet; thence south 89 degrees 09 minutes 54 seconds West parallel with said South line of the Northeast quarter, a distance of 200.00 feet; thence South 00 degrees 54 minutes 08 seconds East parallel with said West right of way line, a distance of 210.00 feet to said South line of the Northeast quarter; thence North 89 degrees 09 minutes 54 seconds East on said South line of the Northeast quarter a distance of 200.00 feet to the point of beginning.

Parcel 2 (generally referenced as Tax Parcel No. 450025006):

The South half of the Northeast quarter (S1/2NE1/4) of Section 24, Township 29 North, Range 12, West of the 6th P.M., Holt County, Nebraska.
Except a tract of land located in part of the South half of the Northeast quarter (S1/2NE1/4) of Section 24, Township 29 North, Range 12, West of the 6th P.M., Holt County, Nebraska, more particularly described as follows:

Beginning at the East quarter corner of said section; thence N 89 degrees 56 minutes 56 seconds W (an assumed bearing, with all other bearings shown hereon relative thereto), along the South line of said Northeast quarter (NE 1/4), a distance of 2626.40 feet; thence N 00 degrees 03 minutes 04 seconds E, perpendicular to said South line a distance of 830.00 feet; thence S 89 degrees 56 minutes 56 seconds E, parallel with said South line a distance of 2626.40 feet; thence s 00 degrees 03 minutes 04 seconds W, perpendicular to said South line a distance of 830.00 feet to the point of beginning.

Parcel 3 (generally referenced as Tax Parcel No. 450621900):

An irregular tract of land located in the North 1/2 of the NE 1/4 of Section 24, 729n, R12W of the 6th P.M., Holt County, Nebraska, described as follows:

Beginning at the Southwest corner of strong brothers subdivision in said North 1/2 of the NE 1/4; thence N 00 degrees 10 minutes 39 seconds W on the West line of said strong brothers subdivision, a distance of 294.00 feet; thence S 89 degrees 49 minutes 21 seconds W perpendicular to said West line of strong brothers subdivision, a distance of 40.00 feet; thence S 00 degrees 10 minutes 39 seconds E parallel with said West line of strong brothers subdivision, a distance of 70.00 feet; thence N 89 degrees

49 minutes 21 seconds E perpendicular to said West line of strong brothers subdivision, a distance of 5.00 feet; thence S 00 degrees 10 minutes 39 seconds E parallel with said West line of strong brothers subdivision, a distance of 223.63 feet to the South line of said North 1/2 of the NE 1/4; thence S 89 degrees 34 minutes 34 seconds E on said South line of the North 1/2 of the NE 1/4, a distance of 35.00 feet to the point of beginning.

AND BEING the same property conveyed to O'Neill Ventures, Inc., a Nebraska corporation from Garden Fresh Vegetables, LLC, a Nebraska limited liability company by Warranty Deed dated January 21, 2014 and recorded January 24, 2014 in Deed Book 205, Page 9.

Parcel 4 (generally referenced as Tax Parcel No. 450619900):

AN IRREGULAR TRACT OF LAND LOCATED IN THE WEST HALF OF SECTION 24, TOWNSHIP 29 NORTH, RANGE 12, WEST OF THE 6TH P.M., HOLT COUNTY, NEBRASKA, DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHEAST CORNER OF THE SOUTHWEST QUARTER OF SAID SECTION 24; THENCE SOUTH 00°52'55" EAST ON THE EAST LINE OF SAID SOUTHWEST QUARTER, A DISTANCE OF 763.00 FEET; THENCE SOUTH 89°07'05" WEST PERPENDICULAR TO SAID EAST LINE OF THE SOUTHWEST QUARTER, A DISTANCE OF 35.16 FEET TO A CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 1306.34 FEET; THENCE NORTHWESTERLY ON SAID CURVE, AN ARC DISTANCE OF 922.30 FEET THROUGH AN ANGLE OF 40°27'08"; THENCE NORTH 00°52'56" WEST, A DISTANCE OF 122.85 FEET TO A CURVE CONCAVE NORTHWESTERLY HAVING A RADIUS OF 1306.97 FEET; THENCE NORTHEASTERLY ON SAID CURVE, AN ARC DISTANCE OF 796.38 FEET; THENCE NORTH 89°07'03" EAST PERPENDICULAR TO THE EAST LINE OF THE NORTHWEST QUARTER OF SAID SECTION 24, A DISTANCE OF 37.38 FEET TO SAID EAST LINE OF THE NORTHWEST QUARTER; THENCE SOUTH 00°52'57" EAST ON SAID EAST LINE OF THE NORTHWEST QUARTER, A DISTANCE OF 572.00 FEET TO THE POINT OF BEGINNING.